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                                                                    EXHIBIT 99.1



[ESPERION THERAPEUTICS, INC. LOGO]
                                                           FOR IMMEDIATE RELEASE
CONTACT:

ESPERION THERAPEUTICS, INC.                THE REDSTONE GROUP, LLC (Investors)
Roger S. Newton, Ph.D.                     Jason Rubin, (610) 941-2741
President and CEO
Timothy M. Mayleben                        JFCI (Media)
Senior VP Operations and Finance, CFO      Jacqueline Franchetti, (516) 365-2091
(734) 332-0506

           Esperion Therapeutics, Inc. Adopts Stockholder Rights Plan

ANN ARBOR, MI, April 23, 2002 - Esperion Therapeutics, Inc. (Nasdaq: ESPR), a biopharmaceutical company focused on discovering and developing HDL-targeted therapies for the treatment of cardiovascular and metabolic diseases, today announced that its Board of Directors approved the adoption of a stockholder rights plan under which its stockholders of record as of April 18, 2002 will receive rights to purchase shares of a new series of preferred stock. Under the terms of the plan, stockholders will receive one right for each share of Common Stock, par value $.001, of Esperion that they beneficially own in a nontaxable distribution of the rights.

Generally, the rights will become exercisable only if a person or a group (including their affiliates and associates) acquires beneficial ownership of 15 percent or more of the then-outstanding Common Stock or announces a tender or exchange offer that, if consummated, will result in the offeror beneficially owning 15 percent or more of the then-outstanding Common Stock (either a "triggering event"). Each exercisable right will entitle a stockholder, other than the person or group that had acquired beneficial ownership of 15 percent or more of Esperion's Common Stock, to acquire a fraction of the new preferred stock for a purchase price of $50.00. In addition, in the event that a person or group acquires 15 percent or more of the then-outstanding Common Stock or Esperion is acquired other than under terms approved by Esperion, each holder of a Right will have the right to exercise each of its Rights, at an exercise price of $50.00 per Right, for shares of Common Stock or shares of common stock of the acquiring person (or, in certain circumstances, cash, property or other securities of Esperion or the acquiring person) having a value equal to two times the exercise price of a Right.

Esperion's Audit Committee will review the plan at least once every three years to determine whether it should be maintained or whether the whether the Rights should be redeemed or terminated.

The rights are redeemable at the option of the Board of Directors up until ten days after a public announcement that any person or group acquired beneficial ownership of 15 percent or more of the then-outstanding Common Stock. The redemption price is $0.01 per right. The rights may be terminated upon the recommendation of the Audit Committee at any time until a triggering event occurs. The rights will expire on April 18, 2012 unless they are redeemed prior to that date.

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ESPERION THERAPEUTICS, INC. ADOPTS STOCKHOLDER RIGHTS PLAN

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The Board of Directors, after careful consideration, approved the adoption of the stockholder rights plan because it believes that it will strengthen the Board's ability to act in the best interests of Esperion's stockholders.

Esperion Therapeutics, Inc. discovers and develops pharmaceutical products for the treatment of cardiovascular and metabolic diseases. Esperion intends to commercialize a novel class of drugs that focuses on a new treatment approach called "HDL Therapy," which is based on the Company's understanding of high-density lipoprotein, or HDL, function. HDL is the primary facilitator of the reverse lipid transport, or RLT, pathway by which excess cholesterol and other lipids are removed from arteries and other tissues and are transported to the liver for elimination from the body. Esperion's goal is to develop drugs that exploit the beneficial functions of HDL within the RLT pathway. Esperion currently has several product candidates under development for the treatment of cardiovascular and metabolic diseases. Esperion is listed on the Nasdaq National Market under the symbol "ESPR."

FORWARD-LOOKING INFORMATION
The information contained in this press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as "hope", "may," "believe," "anticipate," "plan," "expect," "intend," "assume" and similar expressions. Forward-looking statements speak only as of the date of this press release, reflect management's current expectations and involve certain factors, such as risks and uncertainties, that may cause actual results to be far different from those suggested by the Company's forward-looking statements. These factors include, but are not limited to, risks associated with: management's ability to successfully execute its business strategies; the progress and cost of development of the Company's product candidates; the extent and timing of market acceptance of the Company's product candidates; dependence on third parties to conduct clinical trials for the Company's product candidates; the extent and timing of regulatory approval, as desired or required, for the Company's product candidates; the Company's dependence on licensing arrangements and strategic relationships with third parties; clinical trials; manufacturing; the Company's dependence on patents and proprietary rights; the procurement, maintenance, enforcement and defense of the Company's patents and proprietary rights; competitive conditions in the industry; business cycles affecting the markets in which the Company's products may be sold; extraordinary events and transactions; the timing and extent of the Company's financing needs; economic conditions generally or in various geographic areas; and other factors. These factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission. The Company does not intend to update any of these factors or to publicly announce the results of any revisions to any of these forward-looking statements.

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